    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2001
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------
                                FEDEX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                62-1721435
    (State or Other Jurisdiction of             (I.R.S. Employer
     Incorporation or Organization)            Identification No.)

942 SOUTH SHADY GROVE ROAD, MEMPHIS, TENNESSEE         38120
      (Address of Principal Executive Offices)      (Zip Code)
                         ------------------------------

  AMERICAN FREIGHTWAYS CORPORATION AMENDED AND RESTATED 1993 STOCK OPTION PLAN
             AMERICAN FREIGHTWAYS CORPORATION 1989 STOCK OPTION PLAN
          AMERICAN FREIGHTWAYS CORPORATION AMENDED AND RESTATED ELECTED
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
         AMERICAN FREIGHTWAYS CORPORATION AMENDED AND RESTATED APPOINTED
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
        AMERICAN FREIGHTWAYS CORPORATION 1999 CHAIRMAN STOCK OPTION PLAN
              AMERICAN FREIGHTWAYS CORPORATION AMENDED AND RESTATED
                         1993 CHAIRMAN STOCK OPTION PLAN
               AMERICAN FREIGHTWAYS CORPORATION 1993 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN
       AMERICAN FREIGHTWAYS CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                              KENNETH R. MASTERSON
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                FEDEX CORPORATION
                           942 SOUTH SHADY GROVE ROAD
                            MEMPHIS, TENNESSEE 38120
                                 (901) 818-7200
           (Name, Address, and Telephone Number, Including Area Code,
                              of Agent for Service)
                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------- ------------------- ------------------- ------------------ -------------------
                                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM
         TITLE OF SECURITIES               AMOUNT TO BE       OFFERING PRICE        AGGREGATE          AMOUNT OF
           TO BE REGISTERED               REGISTERED(1)        PER SHARE(2)     OFFERING PRICE(2)   REGISTRATION FEE
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Common Stock, par value
$0.10 per share                             1,551,900            $21.20            $32,900,280           $8,226
--------------------------------------- ------------------- ------------------- ------------------ -------------------

(1) Represents the number of shares of FedEx common stock to be issued after the merger of American Freightways Corporation with and into a wholly-owned subsidiary of FedEx in connection with the exercise of stock options previously granted under the above-listed plans.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, on the basis of the weighted average of (X) with respect to outstanding options previously granted under the above-listed plans (other than the 1999 Employee Stock Purchase Plan), the weighted average exercise price of such options, adjusted as described under the caption "Explanatory Note" on page 2 of this Registration Statement, and (Y) with respect to shares issuable under the 1999 Employee Stock Purchase Plan, the average ($43.53) of the high and low sales prices for FedEx common stock as reported on the New York Stock Exchange on February 7, 2001.
-------------------------------------------------------------------------------

                                                    FedEx Corporation
                                                    Form S-8


                                EXPLANATORY NOTE

     FedEx Corporation, a Delaware corporation (the "Company" or the "Registrant"), is filing this registration statement on Form S-8 (the "Registration Statement") to register an aggregate of 1,551,900 shares of common stock, par value $0.10 per share, of the Company ("Company Common Stock"), pursuant to the terms and conditions of the Amended and Restated Agreement and Plan of Merger dated as of November 12, 2000 and amended and restated as of January 5, 2001 (the "Merger Agreement") among American Freightways Corporation, an Arkansas corporation ("American Freightways"), the Company and FDX, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, for issuance to holders of options granted under the following plans, as amended, of American Freightways (each plan, as amended, an "American Freightways Plan"):

     - Amended and Restated 1993 Stock Option Plan;
     - 1989 Stock Option Plan;
     - Amended and Restated Elected Non-Employee Director Stock Option Plan;
     - Amended and Restated Appointed Non-Employee Director Stock Option Plan;
     - 1999 Chairman Stock Option Plan;
     - Amended and Restated 1993 Chairman Stock Option Plan;
     - 1993 Non-Employee Director Stock Option Plan; and
     - 1999 Employee Stock Purchase Plan (the "ESPP").

     Pursuant to the terms of the Merger Agreement, American Freightways will merge with and into FDX, Inc. on February 9, 2001 (the "Merger"). In connection with the Merger, each share of common stock, par value $0.01 per share, of American Freightways ("American Freightways Common Stock") (other than shares owned by the Company or any of its subsidiaries or by American Freightways as treasury stock, all of which will be canceled, and other than shares that are held by shareholders who properly exercise their dissenters' rights under Arkansas law) will be converted into 0.6639 shares of Company Common Stock.

     At or immediately prior to the effective time of the Merger, each option to purchase shares of American Freightways Common Stock outstanding under any American Freightways Plan (other than the ESPP), whether or not vested or exercisable, will be assumed by the Company and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such American Freightways stock option, a number of shares of Company Common Stock equal to (A) the number of shares of American Freightways Common Stock subject to such option multiplied by (B) 0.6639 (rounded to the nearest whole number), at an exercise price per share (rounded down to the nearest whole cent) equal to
(X) the aggregate exercise price for the shares otherwise purchasable pursuant to such American Freightways stock option divided by (Y) the number of whole shares of Company Common Stock purchasable pursuant to the Company stock option in accordance with the foregoing.

     With respect to the ESPP, at or immediately prior to the effective time of the Merger, the Company will assume the obligations of American Freightways under the ESPP with respect to all participants whose offering period under the ESPP did not terminate prior to the Merger. At or immediately prior to the effective time of the Merger, the right of each remaining participant under the ESPP to purchase shares of American Freightways Common Stock under the ESPP at the end of the offering period ending on April 30, 2001 will be deemed to constitute the right to purchase a number of shares of Company Common Stock equal to the dollar amount of contributions made by the participant pursuant to the ESPP divided by the lesser of (X) $20.73 and (Y) 85% of the fair market value (as defined in the ESPP) of Company Common Stock on April 30, 2001. The offering period ending on April 30, 2001 will be the final offering period under the ESPP. The ESPP will be terminated on and as of April 30, 2001.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in "Item 1. Plan Information" and "Item 2. Registrant Information and Employee Plan Annual Information" of Form S-8 will be sent or given to participants of each American Freightways Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of the Company previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2000;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 2000 and November 30, 2000;

     (c) The Company's Current Reports on Form 8-K filed on November 15, 2000 and January 16, 2001; and

     (d) The description of Company Common Stock contained in the Company's registration statement on Form 8-A dated April 14, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Company Common Stock registered hereunder has been passed upon by Kenneth R. Masterson, Executive Vice President, General Counsel and Secretary of the Company. As of February 8, 2001, Mr. Masterson owned 66,250 shares of Company Common Stock and held options to purchase 421,200 shares of Company Common Stock. Of the options granted, 316,700 were vested at such date.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, or for any transaction from which the director derived an improper personal benefit.

     ARTICLE THIRTEENTH of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter"), provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that ARTICLE THIRTEENTH does not eliminate or limit the liability of a director of the Company (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the unlawful payment of dividends) or any amendment or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. ARTICLE THIRTEENTH of the Charter does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when ARTICLE THIRTEENTH became effective (December 3, 1997). Neither the amendment nor repeal of ARTICLE THIRTEENTH of the Charter, nor the adoption of any provision of the Charter inconsistent with ARTICLE THIRTEENTH, will eliminate or reduce the effect of ARTICLE THIRTEENTH with respect to any matter occurring, or any cause of action, suit or claim that, but for ARTICLE THIRTEENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

     Section 145 of the DGCL permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

     Article III, Section 13 (relating to indemnification of directors) and
Article V, Section 18 (relating to indemnification of officers and managing directors) of the Company's Amended and Restated By-laws provide that the Company shall indemnify to the full extent authorized or permitted by the DGCL any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person or his or her testator or intestate is or was a director, officer or managing director of the Company or serves or served as a director, officer, employee or agent of any other enterprise at the Company's request.

     The Company also has purchased insurance designed to protect the Company and its directors and officers against losses arising from certain claims, including claims under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index located on page E-1 hereof.

ITEM 9. UNDERTAKINGS.

A.   The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that clauses (i) and
          (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on February 9, 2001.


                                      FEDEX CORPORATION


                                      By:/s/ Frederick W. Smith
                                         ---------------------------
                                             Frederick W. Smith
                                             Chairman of the Board, President
                                             and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Kenneth R. Masterson, Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.



SIGNATURE                                                     CAPACITY                              DATE
---------                                                     --------                              ----
/s/ Frederick W. Smith                           Chairman of the Board, President            February 9, 2001
----------------------------------------         and Chief Executive Officer and
Frederick W. Smith                               Director (PRINCIPAL EXECUTIVE OFFICER)

/s/ Alan B. Graf, Jr.                            Executive Vice President and                February 9, 2001
----------------------------------------         Chief Financial Officer
Alan B. Graf, Jr.                                (PRINCIPAL FINANCIAL OFFICER)

/s/ James S. Hudson                              Corporate Vice President -                  February 9, 2001
----------------------------------------         Strategic Financial Planning
James S. Hudson                                  and Control (PRINCIPAL ACCOUNTING OFFICER)

/s/ James L. Barksdale                           Director                                    February 9, 2001
----------------------------------------
James L. Barksdale

/s/ Robert L. Cox                                Director                                    February 9, 2001
----------------------------------------
Robert L. Cox

/s/ Ralph D. Denunzio                            Director                                    February 9, 2001
----------------------------------------
Ralph D. DeNunzio


                                       6

/s/ Judith L. Estrin                             Director                                    February 9, 2001
----------------------------------------
Judith L. Estrin

/s/ Philip Greer                                 Director                                    February 9, 2001
----------------------------------------
Philip Greer

/s/ J.R. Hyde, III                               Director                                    February 9, 2001
----------------------------------------
J.R. Hyde, III

/s/ Shirley Ann Jackson                          Director                                    February 9, 2001
----------------------------------------
Shirley Ann Jackson

/s/ George J. Mitchell                           Director                                    February 9, 2001
----------------------------------------
George J. Mitchell

/s/ Joshua I. Smith                              Director                                    February 9, 2001
----------------------------------------
Joshua I. Smith

/s/ Paul S. Walsh                                Director                                    February 9, 2001
----------------------------------------
Paul S. Walsh

/s/ Peter S. Willmott                            Director                                    February 9, 2001
----------------------------------------
Peter S. Willmott

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
--------                           -----------
 4.1     Amended and Restated Certificate of Incorporation, as amended, of the
         Company (filed as Exhibit 3.1 to the Company's Annual Report on Form
         10-K for the fiscal year ended May 31, 2000, and incorporated herein by reference).

 4.2     Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to
         Amendment No. 1 to the Company's Registration Statement on Form S-4
         (Registration No. 333-39483), filed with the Securities and Exchange
         Commission on December 4, 1997, and incorporated herein by reference).

 4.3     American Freightways Corporation Amended and Restated 1993 Stock Option
         Plan (filed as Exhibit 10.3 to American Freightways Corporation's
         Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference).

 4.4     Amendment to American Freightways Corporation Amended and Restated 1993
         Stock Option Plan (filed as Exhibit 10(b) to American Freightways
         Corporation's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1999, and incorporated herein by reference).

*4.5     Amendment dated as of November 12, 2000 to American Freightways
         Corporation Amended and Restated 1993 Stock Option Plan.

*4.6     Amendment dated as of January 19, 2001 to American Freightways
         Corporation Amended and Restated 1993 Stock Option Plan.

 4.7 American Freightways Corporation 1989 Stock Option Plan (filed as an exhibit to American Freightways Corporation's Registration Statement on
         Form S-1 (Registration No. 33-38997), filed with the Securities and
         Exchange Commission on February 26, 1991, as amended and supplemented by Amendment No. 1 to American Freightways Corporation's Registration
         Statement on Form S-1 (Registration No. 33-38997), filed with the
         Securities and Exchange Commission on March 7, 1991, and incorporated herein by reference).

*4.8     Amendment dated as of November 12, 2000 to American Freightways
         Corporation 1989 Stock Option Plan.

*4.9     Amendment dated as of January 19, 2001 to American Freightways
         Corporation 1989 Stock Option Plan.

 4.10    American Freightways Corporation Amended and Restated Elected
         Non-Employee Director Stock Option Plan (filed as Exhibit 10 to
         American Freightways Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference).

 4.11    Amendment to American Freightways Corporation Amended and Restated
         Elected Non-Employee Director Stock Option Plan (filed as Exhibit 10(d) to American Freightways Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference).

*4.12    Amendment dated as of November 12, 2000 to American Freightways
         Corporation Amended and Restated Elected Non-Employee Director Stock
         Option Plan.

 4.13    American Freightways Corporation Amended and Restated Appointed
         Non-Employee Director Stock Option Plan (filed as Exhibit 10 to
         American Freightways Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference).


                                      E-1

 4.14    Amendment to American Freightways Corporation Amended and Restated
         Appointed Non-Employee Director Stock Option Plan (filed as Exhibit
         10(f) to American Freightways Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference).

*4.15    Amendment dated as of November 12, 2000 to American Freightways
         Corporation Amended and Restated Appointed Non-Employee Director Stock
         Option Plan.

 4.16 American Freightways Corporation 1999 Chairman Stock Option Plan (filed as Exhibit 10.1 to American Freightways Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference).

*4.17    Amendment dated as of November 12, 2000 to American Freightways
         Corporation 1999 Chairman Stock Option Plan.

*4.18    Amendment dated as of January 19, 2001 to American Freightways
         Corporation 1999 Chairman Stock Option Plan.

 4.19    American Freightways Corporation Amended and Restated 1993 Chairman
         Stock Option Plan (filed as Exhibit 10(f) to American Freightways
         Corporation's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1995, and incorporated herein by reference).

*4.20    Amendment dated as of November 12, 2000 to American Freightways
         Corporation Amended and Restated 1993 Chairman Stock Option Plan.

 4.21    American Freightways Corporation 1993 Non-Employee Director Stock
         Option Plan (filed as Exhibit 10(g) to American Freightways
         Corporation's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1995, and incorporated herein by reference).

*4.22    Amendment dated as of November 12, 2000 to American Freightways
         Corporation 1993 Non-Employee Director Stock Option Plan.

 4.23    American Freightways Corporation 1999 Employee Stock Purchase Plan
         (filed as Exhibit 10.2 to American Freightways Corporation's Quarterly
         Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference).

*4.24    Amendment dated as of January 19, 2001 to American Freightways
         Corporation 1999 Employee Stock Purchase Plan.

*5.1     Opinion of Kenneth R. Masterson, Executive Vice President, General
         Counsel and Secretary of the Company, regarding the validity of the securities being registered.

*15.1 Letter of Arthur Andersen LLP regarding unaudited interim financial information of the Company.

*23.1 Consent of Arthur Andersen LLP with respect to the Company's financial statements.

*23.2 Consent of Kenneth R. Masterson (included in the opinion filed as Exhibit 5.1).

 24.1    Power of Attorney (set forth on the signature page to this Registration
         Statement).

-----------------
*  Filed herewith.

                                      E-2